   As filed with the Securities and Exchange Commission on December 21, 1998

                                                          Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   DIDAX INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                     54-1831588
             ----------                                  -------------
       (State or other jurisdiction of                   (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

                                    Address
                                   ---------
                            4206 F Technology Court
                              Chantilly, VA 20151
                                 (703) 968-4808
         (Address and telephone number of principal executive offices)

                       DIDAX INC. 1997 STOCK OPTION PLAN
    ---------------------------------------------------------------------------
                              (Full title of plan)

                                Willam M. Parker
                            4206 F Technology Court
                   Chantilly, VA 20151  (703)968-4808 Ext. 13
           (Name, address and telephone number of agent for service)

                                   Copies to:
                            Charles J. Rennert, Esq.
                          Berman Wolfe & Rennert, P.A.
                         NationsBank Tower, 35th Floor
             100 Southeast Second Street, Miami, Florida 33131-2130
                                 305-577-4171


                                     CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum          Proposed
Title of Securities             Amount to         Offering Price      Maximum Aggregate        Amount of
to be Registered              be Registered        Per Share(1)       Offering Price (1)    Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock
  par value $.01 per share      2,057,937           $9.0313              $18,585,846            $5,483(1)


-------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on December 14, 1998, the latest practicable date prior to the filing of this Registration Statement.

                                    PREFACE

In April 1997, the Board of Directors adopted, and the stockholders approved the Company's 1997 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to advance the interests of the Company by providing an opportunity to its directors, employees and consultants, including ministry partners, to purchase shares of the Company's Common Stock. By encouraging stock ownership, the Company seeks to attract, retain and motivate directors, employees and consultants. The Option Plan provides for the grant of (i) incentive stock options ("Incentive Options") as described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonqualified stock options ("Nonqualified Options," and, together with the Incentive Options, the "Options"); and (iii) rights to purchase shares of Common Stock ("Restricted Stock") of the Company pursuant to restricted stock agreements and subscription agreements. The Option Plan is administered by the Board of Directors, or at its discretion, by a committee which is appointed by the Board
to perform such function.   Under the terms of the Option Plan, the exercise
price for Incentive Options may not be less than the fair market value of the underlying stock at the time the Incentive Option is granted.

The purpose of this Registration Statement is to provide for the registration of shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock), issuable upon the exercise of the stock options under the Plan.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


*ITEM 1.  Plan Information.

*ITEM 2.  Registrant Information and Employee Plan Annual Information.

__________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.





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





                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Certain Documents by Reference.

         The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

(1) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Form SB-2, declared effective by the Commission on September 24, 1997 and Post-Effective Amendment No. 1 to this Form SB-2 dated July 29, 1998 (Registration No. 333-25937).

(2) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the Commission on March 31, 1998.

(3) The Registrant's Proxy Statement on Schedule 14A as filed with the Commission on April 10, 1998 (Registration No. 000-22847).

(4) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, filed with the Commission on November 10, 1998.

(5) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998.

(6) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998.

         In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.  Description of Securities.

      Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

      Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

         To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This does not affect the availability of equitable remedies for breach of fiduciary duties.

         The Corporation shall, to the fullest extent legally permissible, indemnify (fully or, if not possible, partially) each of its directors and officers, and persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor, against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding, civil or criminal (including investigations, audits, the activities of, or service upon special committees of the board) in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, unless in any proceeding he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involved such indemnification, (a) by a vote of the directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. Such indemnification may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under these provisions. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceedings in question or another proceeding on the same or similar grounds is then pending.

ITEM 7.  Exemption from Registration Claimed.

      Not applicable.

ITEM 8.  Exhibits.

      See Index to Exhibits.

ITEM 9.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                 Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on December 15, 1998.

                                          DIDAX INC.
                                          By: /s/ WILLIAM M. PARKER
                                             ------------------------------
                                          William M. Parker
                                          Chief Executive Officer and President


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Parker, or in his absence, Gary A. Struzik, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed herein by the following persons in the capacities and on the dates indicated.

December  18, 1998                                          By:/s/ WILLIAM M. PARKER
                                                            ------------------------
                                                            William M. Parker,
                                                            Chief Executive Officer and President

December  18, 1998                                          By:/s/ GARY A. STRUZIK
                                                            ----------------------
                                                            Gary A. Struzik,
                                                            Chief Financial Officer and Secretary,
                                                            and Principal Financial and Chief
                                                            Accounting Officer

December  18, 1998                                          By:/s/ JAMES G. BUICK
                                                            ---------------------
                                                            James G. Buick,
                                                            Chairman of the Board of Directors

December 18, 1998                                           By:/s/ ROBERT C. VARNEY, PH.D.
                                                            ------------------------------
                                                            Robert C. Varney, Ph.D.,
                                                            Vice-Chairman of the Board of Directors

December 18, 1998                                           By:/s/ DANE B. WEST
                                                            -------------------
                                                            Dane B. West,
                                                            Vice President Business Development and
                                                            Sales and director

December 18, 1998                                           By:/s/ WILLIAM H. BOWERS
                                                            ------------------------
                                                            William H. Bowers,
                                                            Chief Technical Officer and director

December 18, 1998                                           By:/s/ BRUCE E. EDGINGTON
                                                            ----------------------------------
                                                            Bruce E. Edgington, director

December 18, 1998                                           By:/s/ JOHN J. MEINDL, JR.
                                                            --------------------------
                                                            John J. Meindl, Jr., director

December 18, 1998                                           By:/s/ CLAY T. WHITEHEAD
                                                            ------------------------
                                                            Clay T. Whitehead, director

December 18, 1998                                           By:/s/ EARL E. GJELDE
                                                            ---------------------
                                                            Earl E. Gjelde, director

December 18, 1998                                           By:/s/ W.R. "MAX" CAREY
                                                            -----------------------
                                                            W.R. "Max" Carey, director

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER           DESCRIPTION
-------          ------------
4.1*             Certificate of Incorporation and Amendments thereto of DIDAX INC.
4.1A*            Certificate of Correction regarding Certificate of Incorporation
4.2*             Bylaws of the Registrant
4.3*             Form of Stock Option Agreement
4.3A*            Form of Stock Option Agreement as amended April, 6, 1998
4.4*             Form of Certificate representing shares of Common Stock of the Registrant
5                Opinion of Berman Wolfe & Rennert P.A.
23.1             Consent of Berman Wolfe & Rennert P.A. (Included as part of Exhibit 5.1)
23.2             Consent of Hoffman, Morrison & Fitzgerald P.C.
24               Power of Attorney (included on signature page)
99.1*            1997 Stock Option Plan, as amended April 6, 1998


-------------


* Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-25937) declared effective by the Securities and Exchange Commission on September 24, 1997, and the Registrant's Definitive Proxy Statement on Schedule 14A (SEC File No. 000-22847) filed with the Securities and Exchange Commission on April 10, 1998.